UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  January 5, 2011

CLICKER Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-32923	33-0198542
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18952 MacArthur Blvd, Suite 210, Irvine, CA 92612
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 486-3990

Copy of correspondence to:

Michael Ference, Esq.
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.

New Financing

On January 5, 2011, CLICKER Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with IIG Management LLC, an accredited investor (the “Investor”), providing for the sale by the Company to the Investor of a 10% convertible debenture in the principal amount of $55,000 (the “Debenture”).

The Debenture matures on the first anniversary of the date of issuance (the “Maturity Date”) and bears interest at the annual rate of 10%.  The Company is not required to make any payments until the Maturity Date.

The Investor may convert, at any time, the outstanding principal and accrued interest on the Debenture into shares of the Company’s common stock (“Common Stock”) at a conversion price per share equal to the lesser of (i) thirty-five percent (35%) of the lowest closing price of the Common Stock during the 10 trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP or such other quotation service as mutually agreed to by the parties or (ii) $0.0175.

The Investor has agreed to restrict its ability to convert the Debenture and receive shares of the Company’s common stock such that the number of shares of common stock held by the Investor in the aggregate and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company’s common stock.

Amendment to Old Financing

On January 5, 2011, the Company entered into an Amendment (the “Amendment”) with the Investor, pursuant to which a 10% convertible debenture in the principal amount of $205,000 (the “Old Debenture”) that was issued to the Investor on July 26, 2010 was amended to reduce the conversion price per share equal to the lesser of (i) thirty-five percent (35%) of the lowest closing price of the Common Stock during the 10 trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP or such other quotation service as mutually agreed to by the parties or (ii) $0.3465.  In addition, pursuant to the Amendment, the Old Debenture was amended to include a most favored nations provision for the conversion price in the event that the Company issues stock or convertible securities at a price per share less than the current conversion price while the Old Debenture is outstanding.

ITEM 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

10.01	Securities Purchase Agreement, dated as of January 5, 2011, by and between CLICKER Inc. and IIG Management LLC.

10.02	Form of Convertible Debenture, issued January 5, 2011.

10.03	Amendment No. 1, dated as of January 5, 2011, by and between CLICKER Inc. and IIG Management LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICKER INC.

Dated: January 10, 2011	By:	/s/ ALBERT AIMERS
Albert Aimers
Chief Executive Officer

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